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                                                                      EXHIBIT 11
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                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

($ Millions)                                                                   Fiscal Year Ended
                                                    -----------------------------------------------------------------------
                                                    January 26,    January 27,    January 28,    January 29,    January 31,
                                                       2000            1999           1998           1997           1996*
                                                    -----------    -----------    -----------    -----------    -----------
I.  Basic earnings per common share

    Income (loss) from continuing operations
      before extraordinary item and the effect
      of accounting changes                           $   633        $   518        $   249        $   231       $  (230)
    Less: Series B and C convertible preferred
      shares dividend payment                              --             --             --             --            (6)
                                                    -----------------------------------------------------------------------

    (a) Income (loss) available to common
          shareholders from continuing operations
          before extraordinary item and the effect
          of accounting changes                           633            518            249            231          (236)
    (b) Discontinued operations including the
          effect of accounting changes, net of
          income taxes                                   (230)            --             --             (5)         (260)
    (c) Gain (loss) on disposal of discontinued
          operations, net of income taxes                  --             --             --           (446)          (30)
    (d) Extraordinary item, net of income taxes            --             --             --             --           (51)
                                                    -----------------------------------------------------------------------

    (e) Adjusted net income (loss) (1)                $   403        $   518        $   249        $  (220)      $  (577)
                                                    =======================================================================

    (f) Weighted average common shares
          outstanding                                   491.7          492.1          487.1          483.6         459.8
                                                    =======================================================================

Basic earnings per common share:

Income (loss) available to common shareholders
          from continuing operations before
          extraordinary item and the effect of
          accounting changes (a)/(f)                  $  1.29        $  1.05        $  0.51        $  0.48 $       (0.51)
Discontinued operations including the effect of
          accounting changes, net of income taxes
          (b)/(f)                                       (0.47)            --             --          (0.01)        (0.57)
Gain (loss) on disposal of discontinued
          operations, net of income taxes (c)/(f)          --             --             --          (0.92)        (0.06)
Extraordinary item, net of income taxes (d)/(f)            --             --             --             --         (0.11)
                                                    -----------------------------------------------------------------------

Net income (loss) (e)/(f)                             $  0.82        $  1.05        $  0.51        $ (0.45)      $ (1.25)
                                                    =======================================================================



----------
* Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) included an after-tax provision of $13 million or $0.03 per share for fiscal 1998 and $81 million or $0.17 per share for fiscal 1997 related to non-recurring charges for voluntary early retirement programs and an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".





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                                                                      EXHIBIT 11

($ Millions)                                                                   Fiscal Year Ended
                                                    -----------------------------------------------------------------------
                                                    January 26,    January 27,    January 28,    January 29,    January 31,
                                                       2000            1999           1998           1997           1996*
                                                    -----------    -----------    -----------    -----------    -----------
II. Earnings per common and common equivalent share
      assuming dilution:

    Income (loss) from continuing operations
          before extraordinary item and the effect
          of accounting changes                        $  633         $  518        $   249         $  231         $  (230)
    Add: Dividends trust convertible preferred, net        50             50             49             31               -
                                                    -----------------------------------------------------------------------

    (h) Adjusted income (loss) from continuing
          operations before extraordinary item and
          the effect of accounting changes                683            568            298            262            (230)
    (i) Discontinued operations including the effect
          of accounting changes, net of income taxes     (230)             -              -             (5)           (260)
    (j) Gain (loss) on disposal of discontinued
          operations, net of income taxes                   -              -              -           (446)            (30)
    (k) Extraordinary item, net of income taxes             -              -              -              -             (51)
                                                    -----------------------------------------------------------------------

    (l) Adjusted net income (loss) (1)                 $  453         $  568        $   298         $ (189)        $  (571)
                                                    =======================================================================

Weighted average common shares outstanding              491.7          492.1          487.1          483.6           459.8
Weighted average trust convertible preferred             66.7           66.7           66.7           41.4               -

Stock Options:
    Common shares assumed issued                         17.5           21.2           16.3           13.0             1.6
    Less: common shares assumed repurchased             (14.2)         (15.1)         (11.7)         (10.5)           (1.5)
                                                    -----------------------------------------------------------------------
                                                          3.3            6.1            4.6            2.5             0.1
                                                    -----------------------------------------------------------------------

    (m) Applicable common shares, as adjusted           561.7          564.9          558.4          527.5           459.9
                                                    =======================================================================


Diluted earnings per common and common equivalent share:

Adjusted income (loss) from continuing operations
          before extraordinary item and the effect
          of accounting changes (h)/(m)                $ 1.22        $  1.01        $  0.53         $  0.50        $ (0.50)
Discontinued operations including the effect of
          accounting changes, net of income taxes
          (i)/(m)                                       (0.41)             -              -           (0.01)         (0.57)
Gain (loss) on disposal of discontinued operations,
          net of income taxes (j)/(m)                       -              -              -           (0.85)         (0.06)
Extraordinary item, net of income taxes (k)/(m)             -              -              -               -          (0.11)
                                                    -----------------------------------------------------------------------

Net income (loss) (l)/(m)                              $ 0.81        $  1.01        $  0.53         $ (0.36)      $  (1.24)
                                                    =======================================================================
                                                                                    (2)              (2)           (2)


----------
* Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) included an after tax provision of $13 million or $0.02 per share for fiscal 1998 and $81 million or $0.15 per share for fiscal 1997 related to non-recurring charges for voluntary early retirement programs and an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.



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